Exhibit 4.3

FIRST AMENDMENT TO

AMENDED AND RESTATED PLEDGE AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED PLEDGE AGREEMENT (“First Amendment”) is dated as of March 15, 2004 between OWENS-ILLINOIS GROUP, INC., a Delaware corporation (“Company”), and OWENS-BROCKWAY PACKAGING, INC., a Delaware corporation (“Packaging”) (each a “Pledgor” and collectively, the “Pledgors”), and DEUTSCHE BANK TRUST COMPANY AMERICAS (“DB” or the “Collateral Agent”), as Collateral Agent for and representative of  the Lenders (as hereinafter defined), the Interest Rate Exchangers (as defined in the Pledge Agreement), the Currency Exchangers (as defined in the Pledge Agreement), the Existing Holdings Senior Notes Trustees, the Other Permitted Credit Exposure Holders (as defined in the Pledge Agreement), the New Senior Debt Representatives (as defined in the Pledge Agreement) including the trustees for the several series of Existing Owens-Brockway Senior Secured Notes, the Existing Owens-Brockway Senior Secured Notes Trustees, the Refinancing Senior Debt Representatives (as defined in the Pledge Agreement) and the New Junior Debt Representatives (as defined in the Pledge Agreement), and is made with reference to that Amended and Restated Pledge Agreement dated as of June 13, 2003 (the “Pledge Agreement”), by and among the parties hereto.  All terms used but not otherwise defined herein shall have the meanings ascribed to them in the Second Amended and Restated Credit Agreement (as defined below).

R E C I T A L S

WHEREAS, the parties hereto executed the Pledge Agreement in connection with the First Amended and Restated Credit Agreement.

WHEREAS, concurrently herewith the First Amended and Restated Credit Agreement is being amended and restated in its entirety pursuant to that certain Second Amended and Restated Secured Credit Agreement dated as of March 15, 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Second Amended and Restated Credit Agreement”) among Owens-Brockway Glass Container Inc., a Delaware corporation, OI Plastic Products FTS Inc., a Delaware corporation, United Glass Limited, a limited liability company incorporated under the laws of England and Wales, Owens Illinois (Australia) Pty Limited, a limited liability company organized under the laws of Australia, ACI Operations Pty Limited, a limited liability company organized under the laws of Australia, Aziende Vetrarie Industriali Ricciardi - AVIR S.p.A., a joint stock company organized under the laws of Italy, O-I Canada Corp., a Nova Scotia corporation, from and after the BSN Acquisition Closing Date, BSN Glasspack, S.A., a French société anonyme, Owens-Illinois Group, Inc., a Delaware corporation, Owens-Illinois General Inc., a Delaware corporation, the Lenders, Joint Lead Arrangers, Joint Book Managers, Co-Syndication Agents, Co-Documentation Agents, Senior Managing Agents and other Agents named therein.

WHEREAS, execution and delivery of this First Amendment is a condition to the effectiveness of the Second Amended and Restated Credit Agreement.

WHEREAS, after the execution of the Second Amended and Restated Credit Agreement, the Lenders have agreed to extend certain Tranche C and Tranche D Term Loans to certain Borrowers thereunder.

NOW THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

ARTICLE I.  AMENDMENTS

(a)                                  All of the references in the Pledge Agreement to the “Credit Agreement” shall be deemed to be references to the Second Amended and Restated Credit Agreement.

(b)                                 Initially capitalized terms used in the Pledge Agreement without definition shall have the meanings set forth for such terms in the Second Amended and Restated Credit Agreement, including without limitation, “Obligations” and “Commitments.”

ARTICLE II.  COUNTERPARTS

This First Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

ARTICLE III.  REFERENCE TO AND EFFECT ON THE SECOND AMENDED AND
RESTATED CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS

On and after the date hereof, each reference in the Pledge Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Pledge Agreement, and each reference in the other Loan Documents to the “Pledge Agreement”, “thereunder”, “thereof” or words of like import referring to the Pledge Agreement shall mean and be a reference to the Pledge Agreement as amended by this First Amendment.

ARTICLE IV.  GOVERNING LAW

THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE UCC PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

2

IN WITNESS WHEREOF, the Pledgors have caused this First Amendment to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

Pledgor

OWENS-ILLINOIS GROUP, INC.

By:	/s/ James W. Baehren
Name:	James W. Baehren
Title:	Vice President

Notice Address:

One Seagate
Toledo, Ohio 43666
Attention: Treasurer

Pledgor

OWENS-BROCKWAY PACKAGING, INC.

By	/s/ James W. Baehren
Name	James W. Baehren
Title	Vice President

Notice Address:
One Seagate
Toledo, Ohio 43666
Attention: Treasurer

Collateral Agent

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent

By:	/s/ Vicki Floyd
Name:	Vicki Floyd
Title:	Managing Director

Notice Address:

Deutsche Bank Trust Company Americas
31 West 52nd Street
New York, New York 10019
Attention: Mary Jo Jolly

With a copy to:

Deutsche Bank Trust Company Americas
222 South Riverside Plaza
MS CHI105-2900
Chicago, Illinois 60606
Telephone:	(213) 620-8465
Fax:	(213) 620-8484
Attention: Marla Heller

For purposes of evidencing the consent of the Lender Agent (on behalf and at the direction of the Requisite Lenders) to the foregoing amendment:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Lender Agent

By:	/s/ Vicki Floyd
	Name:	Vicki Floyd
	Title:	Managing Director